UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 16, 2016
W. P. Carey Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

001-13779	45-4549771
(Commission File Number)	(IRS Employer Identification No.)

50 Rockefeller Plaza, New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 492-1100

(Former Name or Former Address, if Changed Since Last Report)
___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

Effective as of June 16, 2016, Peter J. Farrell was elected to the Board of Directors of W. P. Carey Inc. (the “Company”). Mr. Farrell will be eligible to participate in the Company’s standard non-employee director compensation program on a prorated basis, including being eligible to receive an annual cash retainer and an annual grant of restricted stock under the W. P. Carey Inc. 2009 Non-Employee Directors’ Incentive Plan, as described further in the Company’s proxy statement for its 2016 annual meeting of stockholders, which was filed with the Securities and Exchange Commission on April 28, 2016. There are no other understandings or arrangements between Mr. Farrell or any other person and the Company or any of its subsidiaries pursuant to which Mr. Farrell was appointed to serve as a director. There are no transactions between Mr. Farrell or any of his immediate family members and the Company or any of its subsidiaries that would be required to be reported under Item 404(a) of Regulation S-K.
On June 22, 2016, the Company issued a press release announcing Mr. Farrell’s election to the Board of Directors. A copy of that press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 5.07 – Submission of Matters to a Vote of Security Holders.

An annual meeting of stockholders of the Company was held on June 16, 2016 (the “Annual Meeting”). Set forth below are the final voting results from the Annual Meeting.

Proposal One
To elect twelve Directors for 2016:

Name of Director	For	Against	Abstain	Broker Non-Votes
Nathaniel S. Coolidge	60,095,287	577,190	267,137	32,041,964
Mark J. DeCesaris	60,447,062	227,277	265,275	32,041,964
Benjamin H. Griswold, IV	59,742,321	927,090	270,203	32,041,964
Axel K.A. Hansing	59,758,646	906,719	274,249	32,041,964
Jean Hoysradt	60,114,868	569,631	255,115	32,041,964
Dr. Richard C. Marston	60,144,171	529,161	266,282	32,041,964
Robert E. Mittelstaedt, Jr.	59,760,929	905,339	273,346	32,041,964
Charles E. Parente	60,086,236	582,136	271,242	32,041,964
Mary M. VanDeWeghe	57,085,799	3,602,835	250,980	32,041,964
Nick J.M. van Ommen	59,781,126	888,171	270,317	32,041,964
Dr. Karsten von Köller	60,056,984	614,070	268,560	32,041,964
Reginald Winssinger	60,200,529	440,010	299,075	32,041,964

For Proposal One, each of the directors received a majority of the votes cast, in person or by proxy, at the Annual Meeting and, as a result, each was elected to serve until the next annual meeting of stockholders.

Proposal Two

	For	Against	Abstain	Broker Non-Votes
A proposal to approve, in an advisory vote, the compensation for the Company’s named executive officers	58,396,413	1,701,843	841,358	32,041,964

Proposal Two was approved, on a non-binding advisory basis, after receiving more than a majority of the votes cast, in person or by proxy, at the Annual Meeting.

Proposal Three

	For	Against	Abstain	Broker Non-Votes
To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for 2016	91,732,289	918,655	330,634	-

Proposal Three was approved after receiving more than a majority of the votes cast, in person or by proxy, at the Annual Meeting.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

W. P. Carey Inc.

Date:	June 22, 2016	By:	/s/ Susan C. Hyde
Susan C. Hyde
Managing Director